UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2009

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.  Creation of a Direct Financial Obligation

On December 29, 2008, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to First Guaranty Bank, of Hammond, Louisiana a Change in Terms Agreement ( the “Agreement”) modifying the terms of an April 30, 2008 Term Note whereby Premier borrowed $11,550,000 from First Guaranty Bank.  The original loan agreement required monthly interest payments with interest floating daily at the “Wall Street Journal” prime rate minus 1.00% with a floor of 5.00% unless the prime rate dropped below 5.00% upon which the interest charged would float daily at the “Wall Street Journal” prime rate (currently 3.25%).  The original loan agreement also required monthly principal payments of $50,000 until maturity on April 30, 2013 with a final balloon payment due upon maturity.  The Agreement establishes a fixed rate of interest of 3.960% for the remaining term of the note through April 20, 2013.  At the date of execution of the Agreement, $9,989,368 was outstanding under the Term Note.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 10.1 – Change in Terms Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank dated December 29, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: January 4, 2010                                               Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Change in Terms Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank dated December 29, 2009.